      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2000
                                       Registration Statement No. 33-___________
           Post-Effective Amendment No. 1 to Registration Statement No. 33-43721
________________________________________________________________________________
________________________________________________________________________________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-3

             Registration Statement Under The Securities Act Of 1933
       __________________________________________________________________


                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)

        State of Missouri                                    43-1723446
  (State or other jurisdiction                             (IRS Employer
of incorporation or organization)                        Identification No.)

                              1901 Chouteau Avenue
                            St. Louis, Missouri 63103
                                 (314) 621-3222
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
       __________________________________________________________________


                     DONALD E. BRANDT, Senior Vice President
        STEVEN R. SULLIVAN, Vice President, General Counsel and Secretary
                 1901 Chouteau Avenue, St. Louis, Missouri 63103
                                 (314) 621-3222
  (Names, address, including zip code, and telephone numbr, including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
  Title of each class of        Amount to be         Proposed maximum        Proposed maximum            Amount of
     Securities to be            Registered         offering price per      aggregate offering     registration fee (2)
        registered                                       unit (1)                  price
------------------------------------------------------------------------------------------------------------------
       Common Stock,
      $.01 par value          6,000,000 shares           $35.3125              $211,875,000               $55,935
==================================================================================================================

(1) Calculated in accordance with Rule 457(c) on the basis of the average of the high and low sales prices of Ameren Corporation Common Stock as reported on the New York Stock Exchange Composite Tape on June 14, 2000.

(2) 500,000 shares of Common Stock to be offered and sold under the Plan were previously registered (Form S-3 Registration Statement, Reg. No. 33- 43721) and are carried forward hereby. The amount of filing fee associated with the Common Stock that was previously paid with such earlier registration statement is $6,406.


         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:|X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

________________________________________________________________________________
________________________________________________________________________________

PROSPECTUS

                                 [AMEREN LOGO]

                               Ameren Corporation

                                     DRPlus
                  Dividend Reinvestment and Stock Purchase Plan

     Ameren Corporation (the "Company") has established its DRPlus Dividend Reinvestment and Stock Purchase Plan (the "Plan") to provide Participants with a convenient way (1) to purchase shares of the Company's Common Stock and (2) to reinvest all or a portion of the cash dividends paid on the Company's Common Stock and the Preferred Stock of the Company's subsidiaries (the "Eligible Securities"), including Union Electric Company ("AmerenUE") and Central Illinois Public Service Company ("AmerenCIPS"), in additional shares of Common Stock.

     Participants in the Plan may:

     o Reinvest all or a portion of cash dividends paid on Eligible Securities in additional shares of Common Stock.
     o Increase their investment in Common Stock by making optional cash investments of at least $25 at any time.
     o Make an initial investment in Common Stock with a cash investment of at least $250. o Receive, upon request, certificates for whole shares of Common Stock credited to their Plan accounts.
     o Deposit certificates representing Common Stock into their Plan accounts for safekeeping. o Sell shares of Common Stock credited to their Plan accounts.

     Shares of Common Stock purchased under the Plan will, at the option of the Company, be newly issued shares or treasury shares purchased directly from the Company, or shares purchased in the open market or in privately negotiated transactions. Any open market or privately negotiated purchases will be made through an Independent Agent selected by the Company. The Common Stock is listed on the New York Stock Exchange under the ticker symbol AEE. This Prospectus relates to 6,500,000 shares of Common Stock offered under the Plan.

     The purchase price of newly issued or treasury shares of Common Stock purchased under the Plan for an Investment Date will be the average of the high and low sales prices of the Common Stock on the Investment Date reported as New York Stock Exchange Composite Transactions as published in the Midwest Edition of The Wall Street Journal or other similar financial publication. The price of shares of Common Stock purchased in the open market or in privately negotiated transactions will be the weighted average price per share of the aggregate number of shares purchased with respect to the relevant Investment Date. The Company will pay the costs of administration of the Plan; however, Participants will pay any brokerage commissions and any applicable transfer taxes and service charges related to shares purchased or sold under the Plan.

     To the extent required by applicable law in certain jurisdictions, shares of Common Stock offered under the Plan to certain persons are offered only through a registered broker/dealer in such jurisdictions.

     The principal executive offices of the Company are located at 1901 Chouteau Avenue, St. Louis, Missouri, and its telephone number is (314) 621-3222.

     This Prospectus contains the material provisions of the Plan and should be retained for future reference.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

________________________________________________________________________________

                 The date of this Prospectus is July ____, 2000.

                        SOURCES OF ADDITIONAL INFORMATION

     The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934. The Company is also a registered holding company under the Public Utility Holding Company Act of 1935 and files reports, applications and other information with the SEC under that Act. You may read and copy any materials filed by the Company with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and other information regarding issuers, such as the Company, that file electronically with the SEC. The address of that site is: http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the principal office of the Company at the address set forth on the cover of this Prospectus.

     The Company has filed a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") with the SEC under the Securities Act of 1933 to register the Common Stock offered under the Plan. This Prospectus omits certain information contained in the Registration Statement, as permitted by SEC rules. You may obtain copies of the Registration Statement from the sources described in the preceding paragraph. Statements contained or incorporated by reference in this Prospectus concerning the provisions of documents are qualified by reference to the Registration Statement.

     The following documents have previously been filed with the SEC by the Company (File No. 1-14756) under the Securities Exchange Act of 1934 and are incorporated by reference and considered to be a part of this Prospectus:

     1.   Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
          1999.

     2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     3.   Current Reports on Form 8-K dated January 20 and May 5, 2000.

     Any documents the Company files with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 will also be incorporated by reference and considered to be a part of this Prospectus. Any documents or other information that the Company files with the SEC in the future will automatically update and supersede the information previously incorporated by reference in this Prospectus until the offering of Common Stock under the Plan has been completed.

     The Company will provide to you, at no cost, a copy of any of the documents that are incorporated by reference in this Prospectus, other than certain exhibits to such documents. Requests for such copies should be made to the Banking and Investor Services Department, Ameren Services Company, Post Office Box 66887, St. Louis, Missouri 63166-6887, telephone number 1-800-255-2237.

                                   THE COMPANY

     The Company is a registered public utility holding company under the Public Utility Holding Company Act of 1935. The principal utility operating subsidiaries of the Company are Union Electric Company ("AmerenUE") and Central Illinois Public Service Company ("AmerenCIPS"). AmerenUE was incorporated in Missouri in 1922, and is successor to a number of companies, the oldest of which was organized in 1881. It is the largest electric utility in the State of Missouri and supplies electric and gas service in territories in Missouri and Illinois having an estimated population of 2,600,000 within an area of approximately 24,500 square miles, including the greater St. Louis area. AmerenCIPS is an Illinois corporation organized in 1902. It supplies electric and gas service to territories in central and southern Illinois having an estimated population of 820,000 within an area of approximately 20,000 square miles. The Company also owns all of the common stock of other subsidiary companies engaged in related regulated and nonregulated activities.


                                 USE OF PROCEEDS

     The number of shares of Common Stock, if any, that the Company will sell under the Plan and the prices at which such shares will be sold cannot presently be determined. The number and prices of shares sold will be affected by the level of participation in the Plan, the prevailing prices of the Company's Common Stock and whether the shares are newly issued or treasury shares or shares purchased in the open market or privately negotiated transactions. If newly issued or treasury shares of Common Stock are sold by the Company under the Plan, the proceeds from the sales will be used for repayment of short-term or long-term indebtedness, for working capital or for other general corporate purposes. If shares are purchased by an Independent Agent in the open market or in private transactions for sale under the Plan, the Company will not receive any proceeds from such sales.


                             DESCRIPTION OF THE PLAN
PURPOSE

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide Participants (see Question 6) with a convenient way to purchase shares of Common Stock, $.01 par value, ("Common Stock") of Ameren Corporation (the "Company") and to reinvest all or a portion of the cash dividends paid on the Company's Common Stock and on the Preferred Stock of the Company's subsidiaries (together, the "Eligible Securities") in additional shares of Common Stock.


FEATURES

2.   What are the main features of the Plan?

     o Participants may elect to have cash dividends on all or a portion of their shares of Common Stock or Preferred Stock automatically reinvested. Dividend payments not reinvested will be paid to Participants by check or through electronic direct deposit.

     o Participants may make Optional Cash Investments (including by authorizing direct debit from their personal bank accounts) in a minimum amount of $25 per transaction after the initial investment and up to a maximum of $120,000 per calendar year for the purchase of Common Stock.

     o Non-shareholders of legal age may become Participants in the Plan by making a minimum initial cash investment of $250 to purchase Common Stock under the terms of the Plan.

     o Non-shareholders of legal age who are employees of the Company or its subsidiaries (an "Employee") may authorize a minimum payroll deduction investment of $25 per pay period to purchase Common Stock under the terms of the Plan.

     o Full investment of funds is possible under the Plan because both full and fractional shares will be credited to Participants' Plan accounts.

     o Participants may deposit their Common Stock certificates, at no cost, in their Plan accounts for safekeeping.

     o Personal record keeping is simplified by the Company's issuance of statements showing account activity. Statements of account are a Participant's continuing record of transactions and should be retained for tax purposes.

     o Participants may sell shares of Common Stock held or deposited in their Plan accounts.

     o By utilizing volume commission discounts from Independent Agents, the Plan is able to provide investors with an economical means to purchase and sell shares of the Company's Common Stock.

     o For each meeting of shareholders, Participants will receive proxies which will enable them to vote both shares registered in their names and shares credited to their Plan accounts.


ADMINISTRATION

3.   Who administers the Plan?

     Ameren Services Company ("Ameren Services"), a wholly-owned subsidiary of the Company, will administer the Plan through its Banking and Investor Services Department ("Investor Services"). Among other things, Ameren Services will receive and hold Participants' funds pending investment in additional shares of Common Stock, effect transfers of Common Stock, keep a continuous record of participation and prepare and send to each Participant statements of the Participant's Plan account. The responsibilities of Ameren Services in connection with the administration of the Plan are administrative in nature and, in large part, are consistent with the responsibilities of Ameren Services in acting as registered transfer agent for the Company.

     If the Company elects to meet the requirements of Participants by purchasing shares of Common Stock in the open market, an Independent Agent will act on behalf of Participants in buying such shares. An Independent Agent will also sell Plan shares on behalf of Participants.

     The Company reserves the right to interpret and regulate the Plan as deemed necessary or desirable, including the right to limit or deny participation in the Plan where circumstances warrant. Neither the Company nor its Independent Agents will be liable for any act done in good faith or for any omission to act in good faith, provided that the Company shall not be relieved from any liability imposed under any federal, state or other applicable securities law which cannot be waived. You should recognize that the Company cannot assure you of a profit or protect you against a loss on shares purchased or sold under the Plan.

4.   Who  should  I  contact  with   questions   concerning  the  Plan  and  its
     administration?

     You may contact the Company with questions concerning the Plan by writing to:

                     Ameren Services Company
                     Banking and Investor Services Department
                     P.O. Box 66887
                     St. Louis, Missouri 63166-6887

or by calling Investor Services locally at 314-554-3502 or toll-free at 1-800-255-2237.

     Ameren Services acts as the transfer agent for all publicly-traded equity securities issued by Ameren Corporation and its subsidiaries.

5.   May the Plan be modified or discontinued?

     The Company reserves the right to suspend, modify or discontinue the Plan at any time including but not limited to the right to modify the fees and commissions charged to Participants. Any suspension, major modification or discontinuance of the Plan will be announced by the Company to all Participants.

PARTICIPATION

6.   Who is eligible to participate in the Plan?

     Any person of legal age or entity, whether or not a holder of Common Stock or Preferred Stock, is eligible to participate in the Plan provided that (a) such person or entity fulfills the prerequisites for participation described under Question 7 and (b) participation would not violate the securities or other laws of the state, territory or country where the participant resides that are applicable to the Company, the Plan or the Participant.

     A Plan Prospectus and enrollment or application information will be furnished upon request made to Investor Services.

7.   How do I enroll in the Plan or change my method of participation?

     After receiving a copy of this Prospectus, eligible applicants may become Participants in the Plan by completing and signing an enrollment form (stockholders) or an application (non- stockholders). The minimum initial Optional Cash Investment is $25 for stockholders and $250 for non-stockholders. The maximum aggregate optional cash investment that may be made by a Participant in any calendar year is $120,000.

     The enrollment and application forms require a Participant to choose a reinvestment option for participation in the Plan. By checking the appropriate box a Participant may select:

     o FULL DIVIDEND REINVESTMENT - Automatic reinvestment of cash dividends on all Eligible Securities registered in the name of the Participant and on all Plan shares credited to the Participant's account.

     o PARTIAL DIVIDEND REINVESTMENT - Receipt of cash dividends on a portion of the Eligible Securities registered in the name of the Participant and/or a portion of the Plan Shares credited to the Participant's account, and automatic reinvestment of the cash dividends on the remainder of the Participant's shares.

     o NO DIVIDEND REINVESTMENT - Receipt of cash dividends on all Eligible Securities registered in the name of the Participant and on all Plan shares credited to the Participant's account.

     Participants may change their reinvestment options by completing the correspondence portion of their statement of account or an enrollment form and sending it to Investor Services. Changes will become effective as soon as practicable after they are received.

8.   How does an Employee participate?

     An Employee may join the Plan at any time by enrolling in the same manner as any other eligible person described under Question 7 or by completing a Plan Payroll Deduction Authorization Form.

DIVIDEND REINVESTMENT

9.   How and when will cash dividends be reinvested?

     If a Participant has elected full or partial dividend reinvestment on the Eligible Securities registered in the Participant's name and/or the Participant's Plan shares, the Company will reinvest those dividends in additional shares of the Company's Common Stock. The source of Common Stock to be purchased under the Plan may be, at the discretion of the Company, authorized but unissued or treasury shares of Common Stock or shares of Common Stock purchased in the open market or in privately negotiated transactions by an Independent Agent.

     If the Company is meeting the requirements of the Plan with Common Stock purchased in the open market or in privately negotiated transactions, an Independent Agent will determine the exact timing of such purchases and the number of shares to be purchased, depending on the amount of reinvested dividends, market conditions and the requirements of federal securities laws, and the purchased shares will be credited to a Participant's Plan account as of the applicable Investment Date. If the Company elects to issue authorized but unissued or treasury shares of its Common Stock, these shares will be issued by the Company and credited to a Participant's Plan account by the Company as of the applicable Investment Date. The determination of the price for purchases of Plan shares is explained in Question 16.

     If a Participant's enrollment form is received by Investor Services on or before the record date with respect to any Common Stock or Preferred Stock cash dividend payment date, then the dividend payable on such payment date will be used to purchase additional shares of Common Stock as of such payment date (an Investment Date). If the enrollment form is received after the record date with respect to any such cash dividend payment date, the reinvestment of dividends will start with the dividend payment next following such payment date.

     Each cash dividend payment date on the Eligible Securities will be an Investment Date under the Plan; accordingly, cash dividends payable on each Common Stock dividend payment date and on each Preferred Stock dividend payment date, which are to be reinvested, will be invested in Common Stock as of such dividend payment date. Common Stock cash dividend payment dates are normally on or about the last business day of March, June, September and December. AmerenCIPS Preferred Stock cash dividend payment dates are on or about the last business day of March, June, September and December. AmerenUE Preferred Stock cash dividend payment dates are the 15th day of February, May, August and November.


OPTIONAL CASH INVESTMENTS

10.  Who is eligible to make Optional Cash Investments?

     All Plan Participants, whether or not they have authorized the reinvestment of dividends, are eligible to make Optional Cash Investments.

11.  How are Optional Cash Investments made?

     A Plan Participant may make an initial cash investment when enrolling by enclosing a check with the enrollment form or application. Checks should be made payable to "Ameren Corporation," and returned in the envelope provided with the enrollment form or application. Thereafter, Optional Cash Investments may be made by using the cash investment form attached to the statement of account, by Automatic Cash Investment (see Question 12) or by Employee payroll deduction (see Question 8). Please contact Investor Services for additional cash investment forms.

12. What is the Automatic Cash Investment option of the Plan and how does it work?

     The Automatic Cash Investment option offers Participants in the Plan a direct debit service. Optional Cash Investments are electronically withdrawn from your personal checking or savings account at least once a month, usually near the end of the month, and used to purchase Common Stock. The direct debit from your personal bank account will be shown on the monthly statement from your financial institution. In addition, you will receive a statement from Investor Services detailing the cash received and shares purchased.

     The Automatic Cash Investment option may be authorized for regular monthly amounts from $25 to $10,000. Funds authorized for investment through the Automatic Cash Investment option will be debited approximately three days prior to the appropriate Optional Cash Investment Date. (See Question 14)

     For an Automatic Cash Investment application, contact Investor Services.

13.  What are the limitations on making Optional Cash Investments?

     Optional Cash Investments cannot be less than $25 per investment ($250 in the case of the initial Optional Cash Investment by a non-stockholder). The aggregate Optional Cash Investment invested in Plan Shares by any Participant cannot exceed $120,000 for any calendar year.

14.  When will Optional Cash Investments be invested?

     The option to make cash investments is available to you at any time. The dates on which Optional Cash Investments are used to purchase Common Stock are determined solely at the discretion of the Company, although purchases on behalf of Plan Participants will be made at least once a month. Purchases may be made over a period of several days in the case of market purchases. All such purchases will be aggregated and credited to Participants' accounts on the Optional Cash Investment Date occurring on or after receipt of the Optional Cash Investment. There will usually be an Optional Cash Investment Date on or about the 15th day and the last day of each month. Participants will receive a notice at the beginning of each year specifying the Optional Cash Investment Dates for such year.

     Cash received after an Optional Cash Investment Date will be held by the Company until, and will be invested as of, the next Optional Cash Investment Date. No interest will be paid by the Company on any cash investments received and held by the Company pending investment.


PURCHASES

15.  How many shares of Common Stock will be purchased?

     The number of shares purchased for you under the Plan depends on the amount of funds you have available for investment and the price of the shares. The funds you have available for investment depends on what you have authorized in regard to dividend reinvestment, plus any cash investments made. In every case, your available funds will be fully invested in both whole and fractional shares of Common Stock (computed to four decimal places). No one can predict the number of shares that will be purchased for you during a particular purchase period, and you cannot direct the Company to purchase a specific number of shares.

16.  What is the price of shares purchased for the Plan?

     If shares for the Plan are being purchased in the open market or in privately negotiated transactions, the price of such shares will be the weighted average price at which the Independent Agent acquired the shares allocated to Participants' accounts on the applicable Investment Date plus applicable brokerage commissions and other fees. If the Company is selling newly-issued or treasury shares of Common Stock, the price of such shares will be the average of the high and low sales prices of the Company's Common Stock on the applicable Investment Date reported as New York Stock Exchange Composite Transactions as published in the Midwest Edition of The Wall Street Journal or other similar financial publication. The Independent Agent may offset purchases of shares against sales of shares to be made for Participants under the Plan with respect to an Investment Date, resulting in a net purchase or a net sale of shares.

17.  Who purchases the shares for the Plan?

     The Company, at its discretion, may elect to satisfy the requirements of the Plan with either unissued or treasury shares of Common Stock or shares of Common Stock purchased in the open market or in privately negotiated transactions. (See Question 9) If the Company elects to purchase shares of Common Stock in the open market or in privately negotiated transactions, the Independent Agent will make all such purchases necessary to meet the requirements of the Plan. Other than establishing the length of the investment period incorporated into the Plan, the Company does not exercise any direct or indirect control over the timing or price of purchases made by the Independent Agent. If open market or privately negotiated purchases are not made, the shares issued under the Plan will be issued directly from the authorized and unissued shares of Common Stock of the Company or will be treasury shares.

18.  Are any fees or expenses incurred by Participants?

     Costs of administering the Plan will be paid by the Company, but Participants will be required to pay brokerage commissions and other fees for shares purchased in the open market and shares sold through the Plan. Brokerage commissions will be at a negotiated rate established under the terms of the Company's agreements with Independent Agents. (See Question 5)


SALES AND TERMINATION FROM THE PLAN

19. May Participants sell or withdraw all or a portion of their shares from the Plan?

     Yes. Any Participant may withdraw from the Plan, request that a certificate be issued for Plan shares or request that Plan shares be sold and the cash proceeds forwarded to the Participant. Participation in the Plan is entirely voluntary. Participants may sell or withdraw all or a portion of their shares by filling out the correspondence portion of their account statement or by contacting Investor Services.

     A stock certificate for any whole number of shares will be issued from your Plan account as soon as practicable after requested. If you would like stock certificates issued in a registration other than the name on your account, contact Investor Services.

     Investor Services will aggregate Plan sale requests and place a market order with the Independent Agent to sell such shares at least four times a month. The Participant will receive the proceeds of the sale less any brokerage commission and any other fees as soon as practicable after the settlement date for the applicable sale. (See Question 16 concerning offsetting purchases and sales.)

     If a Participant's request for a sale or withdrawal is received by Investor Services on or soon after a dividend payment date, such request will be processed as soon as practicable after reinvested dividends have been allocated.

     If a Participant's Plan account contains less than one full share, Investor Services will sell any fractional share remaining in the account, forward the proceeds of the sale to the Participant and terminate the account.


REPORTS TO PARTICIPANTS

20. How will Participants be advised of their purchase of shares of Common Stock and other activity in their Plan accounts?

     Participants will receive a quarterly statement as soon as practicable following the end of each calendar quarter. The last quarterly statement of each calendar year will reflect year-to-date Plan activity. In addition, a statement will be provided in any month an account has Plan activity. These Statements are Participants' continuing record of their Plan transactions and should be retained for tax purposes.

     Participants will receive copies of the same communications sent to other registered shareholders of Common Stock, including the Company's annual report, notice of annual meeting and proxy statement, and certain tax information.


CERTIFICATES

21. Will stock certificates automatically be issued for shares of Common Stock acquired under the Plan?

     No. Unless you request otherwise as described below, the number of shares credited to your Plan account will be held by Ameren Services, as agent, and will be shown on your statement of account. This service protects against loss, theft or destruction of stock certificates.

     A certificate for any number of whole shares up to the full number of shares credited to your Plan account will be issued to you if you so request in writing. (See Question 19) Such request should be mailed to Investor Services.

     Shares credited to your Plan account may not be used as collateral. If you wish to use your Plan shares as collateral, you must request that a certificate be issued in your name. A certificate for fractional shares will not be issued under any circumstances.


TRANSFER OF SHARES HELD IN THE PLAN

22.  Can Plan shares be transferred?

     Upon written request, Plan shares can be transferred into names other than the account name, subject to compliance with any applicable laws and the payment by the Participant of any applicable taxes, provided that the request is accompanied by a duly executed Stock Power that bears the signature(s) of the Participant(s) and the signature(s) is/are Medallion Guaranteed by a commercial bank or member firm of the New York Stock Exchange that is a member of either the STAMP, SEMP or MSP Medallion Guarantee programs. Unless instructed otherwise, Ameren Services will hold the transferred shares in an account in the transferee's name in the Plan and apply the same dividend reinvestment options as existed with respect to the transferred account.

SAFEKEEPING SERVICE FOR COMMON STOCK CERTIFICATES

23.  What is the Plan's safekeeping service and how does it work?

     The Plan's safekeeping service allows you to deposit your Common Stock certificate(s) into your Plan account. The benefits of this service include the convenience of keeping all of your shares in one place, and the protection against the cost of replacing your certificates should they be lost, stolen or destroyed. If you would like to take advantage of this service, please contact Investor Services.


INCOME TAXES

24.  What are the federal income tax consequences of participation in the Plan?

     In general, Participants in the Plan have the same federal income tax obligations with respect to their dividends as do shareholders who are not Plan Participants. This means that dividends reinvested under the Plan are taxable as having been received even though the Participants did not actually receive them in cash but, instead, used them to purchase additional shares under the Plan.

     The sale of shares by a Participant under the Plan may give rise to a capital gain or loss, provided such shares are held as a capital asset by the Participant. Any such gain or loss will be measured by the difference between the proceeds received by the Participant (net of commissions and fees) and the Participant's tax basis in the shares sold.

     For Participants who are subject to U.S. withholding tax, backup withholding or foreign taxes, the Company will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds received by the Participant, or dividends reinvested on behalf of the Participant, will be net of the required taxes.

     The foregoing is only a general statement of federal income tax consequences. Each Participant should consult his or her own tax advisor as to the specific application of the tax laws and regulations governing the Plan as they relate to such Participant. The statements of account sent to Participants should be retained for tax purposes.


                                  LEGAL OPINION

     Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company, has issued a legal opinion as to certain legal matters in connection with the Common Stock offered by this Prospectus.


                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

____________________________________         __________________________________
____________________________________         __________________________________


      The Company has not authorized
anyone to give any information or to
make  any representations concerning
the  offering  of  its  Common Stock
under  the Plan except  those  which
are in  this Prospectus or which are
referred  to under "Sources of Addi-
tional Information." If anyone gives
any other  information or  makes any
other representation, you should not
rely  on it.  This Prospectus is not
an  offer to sell or a  solicitation
of an offer to  buy  any  securities
other than the Common  Stock that is                   Ameren Corporation
referred to in this Prospectus.

        ____________________
                                                             DRPlus
                                                     Dividend Reinvestment
              CONTENTS                              and Stock Purchase Plan


Sources of Additional Information..2

The Company........................3                _______________________

Use of Proceeds....................3                       PROSPECTUS

Description of the Plan............3                _______________________

Legal Opinion.....................10

Experts...........................10

        ____________________


     This Prospectus is not an offer
to  sell  or a  solicitation  of  an
offer  to  buy  Common  Stock in any
circumstances  in which the offer or
solicitation is unlawful. You should
not  interpret the  delivery of this
Prospectus,  or  any sale  of Common
Stock   under   the   Plan,  as   an
indication  that  there has  been no
change in the affairs of the Company
since  the date of this  Prospectus.
You should also be aware that infor-
mation in this Prospectus may change
after this date.


____________________________________         __________________________________
____________________________________         __________________________________

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


           Registration fee ................................  $55,935
           Printing and engraving ..........................   10,000*
           Accounting Fees .................................    2,500*
           Legal Fees.......................................    5,000*
           Miscellaneous expenses...........................    5,000*
                                                                -----
                    Total...................................  $78,435*
                                                               ======

           ______________
           * Estimated.


Item 15. Indemnification of Directors and Officers.

     Article IV of the Registrant's By-Laws, consistent with the applicable provisions of the Missouri General and Business Corporation Law (the "MGBCL"), provides for indemnification of directors and officers. These provisions provide that any person shall be indemnified for expenses and liabilities imposed upon such person in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In a proceeding brought by or in the right of the Registrant, no indemnification shall be made with respect to any claim as to which an officer or director has been adjudged to have been liable to the Registrant, unless the court determines that such a person is reasonably and fairly entitled to indemnification for expenses. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     The By-Laws, consistent with the applicable provisions of the MGBCL, provide that indemnification shall be made by the Registrant only if a determination has been made by a majority vote of a quorum of the disinterested directors or by the shareholders or by independent legal counsel, that the director or officer met the required standard of conduct. The Registrant is authorized to purchase liability insurance on behalf of an officer or director whether or not the Registrant would otherwise have the power to indemnify such a person.

     The By-Laws, consistent with the applicable provisions of the MGBCL, further provide that, in addition to the indemnities described in the preceding paragraphs, the Registrant will further indemnify its officers and directors to the maximum extent permitted by law, provided that no indemnity may be given for conduct that is adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct.


Item 16. Exhibits.

    Exhibit No.
    ----------

          4.1 Article III of the Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i) of the Form S-4 Registration Statement of the Registrant, Reg. No. 33-64165).

          4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) of the Form 10-K of the Registrant for the fiscal year ended December 31, 1997).

          4.3 Certificate of Amendment to the Restated Articles of Incorporation of the Registrant filed with the Secretary of State of the State of Missouri on December 14, 1998 (incorporated by reference to Exhibit 3(i) of the Form 10-K of the Registrant for the fiscal year ended December 31, 1998).

          4.4 Agreement dated as of October 9, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, which includes the form of Certificate of Designation of the Preferred Shares as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 4 of the Form 8-K of the Registrant dated October 14,
               1998).

          5 Opinion of Steven R. Sullivan as to the legality of the securities being issued.

          23.1 Consent of PricewaterhouseCoopers LLP.

          23.2 Consent of Steven R. Sullivan (included in Exhibit 5).

          24   Powers of Attorney.


Item 17. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on June 15, 2000.


                                                  AMEREN CORPORATION



                                                 By   /s/Donald E. Brandt
                                                    -----------------------
                                                         DONALD E. BRANDT
                                                       Senior Vice President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date above indicated.


              Signature                                   Title
              ---------                                   -----

/s/    Charles W. Mueller*                   Chairman, President and Chief
------------------------------               Executive Officer and Director
       CHARLES W. MUELLER                    (Principal Executive Officer)




/s/    Donald E. Brandt
-----------------------------                Senior Vice President
       DONALD E. BRANDT                      (Principal Financial Officer)



/s/    Warner L. Baxter
-----------------------------                Vice President and Controller
       WARNER L. BAXTER                      (Principal Accounting Officer)



/s/    William E. Cornelius*                 Director
----------------------------
       WILLIAM E. CORNELIUS



/s/    Clifford L. Greenwalt*                Director
-----------------------------
       CLIFFORD L. GREENWALT



/s/    Thomas A. Hays*                       Director
-----------------------------
       THOMAS A. HAYS

/s/    Richard A. Liddy*                     Director
-----------------------------
       RICHARD A. LIDDY



/s/    Gordon R. Lohman*                     Director
-----------------------------
       GORDON R. LOHMAN



/s/    Richard A. Lumpkin*                   Director
-----------------------------
       RICHARD A. LUMPKIN



/s/    John Peters MacCarthy*                Director
-----------------------------
       JOHN PETERS MACCARTHY



/s/    Hanne M. Merriman*                    Director
----------------------------
       HANNE M. MERRIMAN



/s/    Paul L. Miller, Jr.*                  Director
----------------------------
       PAUL L. MILLER, JR.



/s/    Robert H. Quenon*                     Director
----------------------------
       ROBERT H. QUENON



/s/    Harvey Saligman*                      Director
---------------------------
       HARVEY SALIGMAN



/s/                                          Director
---------------------------
       JANET MCAFEE WEAKLEY



/s/    James W. Wogsland*                    Director
---------------------------
       JAMES W. WOGSLAND



                                   *By     /s/ Steven R. Sullivan
                                       -------------------------------
                                               STEVEN R. SULLIVAN
                                                Attorney-In-Fact